                                                FILED PURSUANT TO RULE 424(b)(3)
                                                FILE NO.333-31024


               PRICING SUPPLEMENT NO. 3 DATED OCTOBER 23, 2001
               (TO PROSPECTUS SUPPLEMENT DATED AUGUST 7, 2001,
                 PROSPECTUS SUPPLEMENT DATED JANUARY 26, 2001
                     AND PROSPECTUS DATED MARCH 3, 2000)

                      AMERICAN INTERNATIONAL GROUP, INC.

                         SERIES F, MEDIUM TERM NOTES

                               FIXED RATE NOTE

                   DUE 9 MONTHS OR MORE FROM DATE OF ISSUE

                               ----------------

Original Issue Date: October 26, 2001               Purchasing Agent: Morgan Stanley & Co. Incorporated

Specified Currency: U.S. Dollars                    Purchasing Agent's Discount or
                                                    Commission (%):  0.112%
Principal Amount:   $8,133,000
                                                    Net Proceeds to the Company (%): 99.888%
Book Entry: Yes-DTC CUSIP #: 02687QAZ1
                                                    Redemption Commencement Date (if any): N/A
Certificated: N/A
                                                    Redemption Prices: N/A
Interest Rate: 3.20% per annum
                                                    Full Defeasance: Applies
Stated Maturity:  October 27, 2003
                                                    Covenant Defeasance: Applies
Issue Price (as a percentage of
principal amount): 100%                             Interest Payment Dates: June 1 and
                                                    December 1, commencing  December 1, 2001
Selling Agent:  N/A

Selling Agent's Commission (%): N/A                 Regular Record Dates: May 15 and November 15


        "N/A" means not applicable.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE  SECURITIES COMMISSION HAS APPROVED OR
DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PRICING SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION
TO THE CONTRARY IS A CRIMINAL OFFENSE.
